Lease Agreement (With Option to Purchase)

THIS LEASE AGREEMENT (“Lease” or “Lease Agreement”) is made this 9th day of December, 2021, by and between H2S2 LLC, a Colorado limited liability company (“Landlord”) with address of 2516 W. 26th Avenue, Denver, CO 80211 and CFN REAL ESTATE LLC, a Delaware corporation with address of 600 East 8th Street, Whitefish MT 59937 (“Tenant”).

1.DESCRIPTION OF PREMISES

Landlord, in consideration of the rent to be paid by Tenant as set forth herein, and of the other covenants, agreements and conditions to be performed and observed by Tenant as set forth herein, hereby leases unto Tenant the unfurnished premises known as 36679 WCR 53. Eaton, CO 80615-0616 more particularly described as LOT A, Recorded Exemption No. 0711-32-01 RECX17-0186, according to the map recorded February 17, 2018 at Reception No. 4375464, being part of the South ½ of the Northeast ¼ of Section 32, Township 7 North, Range 64 West of the 6th P.M., Weld County, Colorado, as more particularly described in Exhibit A attached hereto (hereinafter referred to as the “Premises”).

2.TERM

This Lease Agreement shall have a Lease Term (the “Lease Term”) of eleven (11) months commencing on December 9, 2021 and expiring on November 30, 2022 (with an additional 30 day extension if Tenant exercises the Option to Purchase (as hereinafter defined)) unless sooner terminated in accordance with the provisions of this Lease Agreement. Subject to the terms set forth below, Tenant may exercise the Option to Purchase at any time during the Lease Term.

3.RENT

Tenant shall pay to Landlord as rent for the use and occupancy of the Premises, without right of deduction or set-off, based on the following rent schedule (the “Rent Schedule”); provided, however, that if the Lease Term commences on a date other than the first day of a month or ends on a date other than the last day of a month, rent for such month shall be appropriately prorated.

TIME PERIOD	MONTHLY BASE RENT NOT APPLIED TO PURCHASE	NON- REFUNDABLE AMOUNT TOWARD OPTION TO PURCHASE	TOTALMONTHLY RENT
December 9, 2021 to December 31, 2021	$14,000.00	$16,000.00 Non-Refundable Applied toward Purchase	$30,000.00
January 1, 2021 to January 31, 2022	$14,000.00	$30,000.00 Non-Refundable Applied toward Purchase	$44,000.00

1

February 1, 2022 to February 28, 2022	$14,000.00	$30,000.00 Non-Refundable Applied toward Purchase	$44,000.00
March 1, 2022 to March 31, 2022	$14,000.00	$30,000.00 Non-Refundable Applied toward Purchase	$44,000.00
April 1, 2022 to April 30, 2022	$14,000.00	$30,000.00 Non-Refundable Applied toward Purchase	$44,000.00
May 1, 2022 to May 31, 2022	$14,000.00	$30,000.00 Non-Refundable Applied toward Purchase	$44,000.00
June 1, 2022 to June 30, 2022	$14,000.00	$34,000.00 Non- Refundable Applied toward Purchase	$48,000.00
August 1, 2022 to August 31, 2022	$14,000.00	N/A	$14,000.00
September 1, 2022 to September 30, 2022	$14,000.00	N/A	$14,000.00
October 1, 2022 to October 31, 2022	$14,000.00	N/A	$14,000.00
November 1, 2022 to November 30, 2022	$14,000.00	N/A	$14,000.00
END OF ORIGINAL LEASE TERM. SHOULD TENANT EXERCISE THE OPTION TO PURCHASE, THIS LEASE SHALL BE EXTENDED FOR AN ADDITIONAL 30 DAYS
December 1, 2022 to December 31, 2022	$14,000.00		$14,000.00

All rent shall be paid to Landlord without notice on the 1st day of each month of the term hereof. Payment shall be delivered to Landlord at 6711 Lakewood Point Cove, Austin, TX 78750 or at such other place as may from time to time be designated by Landlord. Rent shall be considered delinquent if not received by Landlord or Landlord’s agent within five (5) days after the date said payment is due.

2

4.PROPERTY COSTS AND UTILITIES

4.1All utility charges, deposits and/or fees (including but not limited to telephone, water, sewer, electric, gas) shall be arranged for and paid by Tenant directly to the utility provider or server. All such services shall be maintained in an account to be established by Tenant in Tenant’s name. Tenant agrees to promptly provide Landlord with a copy of any delinquency or disconnection notice from any such server or provider. Landlord shall be permitted to inspect and copy any such account records maintained by Tenant or any such utility server or provider.

4.2All taxes, assessments, water and sewer charges and other similar governmental charges levied on or attributable to the Premises or its operation including without limitation, real property taxes or assessments levied or assessed against the Premises shall be paid by Tenant to Landlord as additional rent. Any taxes or assessments due on the leasehold interest or business property of Tenant (including, without limitation, any taxes assessed on any alterations, additions, inventory, furniture, fixtures and other personal property installed or placed in the premises by Tenant) shall be the sole responsibility of the Tenant and shall be paid directly by the Tenant.

5.LATE CHARGES

Tenant hereby acknowledges that late payment by Tenant of rent, or other sums due hereunder will cause Landlord to incur costs not contemplated by this Lease Agreement, the exact amount of which will be difficult to ascertain. Accordingly, if any installment of rent or of any sum due from Tenant shall not be received by Landlord within five (5) days after the payment due date as set forth in paragraph 3 above, Tenant agrees to pay to Landlord a late fee equal to three percent (3%) of the delinquent amount. The parties hereby agree that said late fee represents a fair and reasonable estimate of the cost that Landlord will incur by reason of any late payment by Tenant. Acceptance of any late charge or late payment by Landlord shall in no event constitute a waiver of Tenant’s default with respect to such overdue amount, nor prevent Landlord from exercising any of the other rights and remedies granted hereunder, including the right to recover damages (excluding indirect, special, punitive or consequential damage unless such indirect, special, punitive or consequential damage is an actual damage imposed on Landlord by a third party). Interest shall accrue on any unpaid rent, late fees and penalties, and any other amounts due hereunder, from the date due until paid, at the rate of one and one-half percent (1.5%) per month compounded monthly.

6.INITIAL NON-REFUNDABLE PAYMENT

6.1Tenant, with the execution of this Lease Agreement, shall be obligated to deposit with Landlord as a non-refundable payment (the “Initial Non-Refundable Payment”), the sum of Two-Hundred Thousand and 00 Dollars ($200,000.00) paid in monthly installments per the above payment schedule. The Initial Non-Refundable Payment will be deemed fully earned by Landlord and non-refundable to Tenant upon the date that Tenant makes the Initial Non- Refundable Payment. Such Initial Non-Refundable Payment shall be for the purposes of guaranteeing that Landlord will not actively market the Premises or any portion thereof for sale or lease, during the Lease Term. In the event Tenant exercises its Option to Purchase the Premises, the Initial Non-Refundable Payment will be applied toward the purchase price of the Premises. In the event Tenant does not exercise its Option to Purchase the Premises and defaults under any of the material terms or provisions hereof, Landlord shall retain the Initial Non-Refundable Payment subject to Section 6.3 hereof.

3

6.2In the event that Tenant exercises the Option to Purchase the Premises in accordance with Section 15 hereof, the Initial Non-Refundable Payment shall become a portion of the purchase price required by the Purchase and Sale Agreement (as hereinafter defined).

6.3Notwithstanding anything to the contrary herein, if Landlord shall (i) commit gross negligence, intentionally misrepresent or intentionally default in any of its material obligations under this Lease Agreement or, subsequent to Landlord and Tenant entering into the Purchase and Sale Agreement (ii) commit gross negligence, intentionally misrepresent or intentionally default in any of its material obligations under the Purchase and Sale Agreement, , Landlord shall return the Initial Non-Refundable Payment to Tenant within 10 business days after receipt of notice from Tenant therefor.

7.USE OF PREMISES

7.1Tenant shall use the Premises for hemp processing, storage and distribution of extracted raw oil, including such ancillary uses in connection therewith as shall be reasonably required by Tenant in the operation of its business, as further described in that certain Resolution of the Board of County Commissioners of Weld County, Colorado, dated July 10, 2019. Tenant shall not use the Premises nor permit anything to be done in or about the Premises which will conflict with any law, statute, ordinance or governmental rule or regulation or with the requirements of any fire protection district now or hereafter constituted, relating to, or affecting the condition, use, or occupancy of the Premises. The use, possession, distribution and cultivation of any illegal substance, is strictly prohibited on the leased property.

8.CONDITION OF PREMISES

8.1Tenant agrees to (i) keep the Premises in good, clean condition, (ii) commit no waste thereon, (iii) obey all laws and ordinances affecting use of the Premises, and (iv) surrender the Premises at the expiration of the Lease Term in good condition and repair, ordinary wear and tear excepted.

8.2Tenant represents to Landlord that Tenant has not relied on any oral or written statement of Landlord or his agents concerning the condition of the Premises and the improvements located thereon, and that Tenant has inspected the Premises, and that Tenant is satisfied with the same and accepts the Premises “AS IS”.

9.ALTERATIONS AND ADDITIONS

Tenant shall not make any alterations, additions or improvements to any part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Any alterations, additions, or improvements   to the Premises by Tenant to which Landlord has agreed in writing, shall become a part of the Premises (excluding any of Tenant’s trade fixtures, furniture, equipment and other personal property) and belong to the Landlord and shall be surrendered with the Premises at the expiration of the Lease Term, except that at Landlord’s option, Tenant may be required upon expiration or earlier termination of the Lease Term to remove, at Tenant’s cost, any such alterations, additions, or improvements, provided that Landlord notifies Tenant, at the time of installation of such alterations, additions or improvements, that the same may be subject to removal upon the expiration of earlier termination

4

of the Lease Term. All alterations, additions, or improvements to the Premises by Tenant to which Landlord has consented shall be made by Tenant, at Tenant’s sole cost and expense, using good workmanship and materials. Tenant shall indemnify and hold Landlord harmless from and against any claim or lien asserted by anyone making improvements to the Premises, or supplying materials or labor therefore, at Tenant’s request. In the event that Tenant permits any lien to attach to Landlord’s interest in the Premises and fails to secure the removal of such lien immediately after its filing, Tenant shall be deemed in material default hereunder.

10.REPAIRS AND MAINTENANCE

10.1Tenant shall, at its own expense, keep and maintain the Premises in good order, repair and tenantable condition, and Tenant shall promptly and adequately repair all damage to the Premises, whether or not caused by Tenant or any of its employees, agents, contractors, invitees, or licensees, including but not limited to replacing or repairing all damaged or broken glass, fixtures, appliances and appurtenances. In addition, Tenant shall be responsible for performing, at Tenant’s cost, all roof, structural, HVAC, mechanical, electrical, plumbing, sewer, and heating system maintenance and/or other repairs required at the Premises unless caused by the acts or omissions of Landlord, in which case Landlord will be responsible for the repair thereof. At Landlord’s option, Landlord may elect to perform such work for which Tenant is responsible, in which case Landlord may require the Tenant to promptly reimburse such reasonable out-of-pocket cost to Landlord as additional rent. All repair and/or maintenance work shall be completed in a good and workmanlike manner, within a commercially reasonable period of time. Should any mechanics’ or other liens be filed against any portion of the Project by reason of the acts or omissions of, or because of a claim against, Tenant or anyone claiming under or through Tenant, Tenant shall cause the same to be canceled or discharged of record by bond or otherwise within thirty (30) days after notice from Landlord.

10.2Notwithstanding the obligation to repair the Premises, Tenant shall give Landlord prompt notice of any damage to or defective condition in any part of the Premises including the roof, mechanical, electrical, plumbing, heating, HVAC, structural, sewer, or other systems serving, located in, or passing through the Premises.

11.INSURANCE

11.1Tenant agrees to maintain, at its expense at all times during the Lease Term, liability insurance naming the Landlord as an additional insured, in an amount of not less than

$1,000,000 per occurrence, and casualty insurance with such specific coverages, and in such amounts, as the Landlord shall reasonably determine, but in no event shall the casualty insurance provide for coverage less than the full insurable replacement value of the Premises. The insurance carrier, form and substance of Tenant’s policy must be acceptable to Landlord. Tenant shall deliver to Landlord a certificate of such insurance which shall declare that the insurer may not cancel the same, in whole or in part, without giving Landlord written notice of its intention to do so at least fifteen (15) days in advance.

11.2During the Lease Term, Landlord may obtain and maintain any insurance at Landlord’s expense that Landlord deems necessary to protect its interests in the Premises.

5

12.DESTRUCTION OF PREMISES

12.1Except as provided below, if the Premises are substantially damaged by fire or other casualty covered by the Tenant’s insurance (collectively, a “Casualty”), Tenant shall use any insurance proceeds to pay for the cost of the repair of any such damage and this Lease shall remain in full force and effect. Notwithstanding the foregoing, in the event the Premises are substantially damaged by fire or other casualty not covered by Tenant’s insurance, Landlord may, at Landlord’s option, repair any such damage or terminate the Lease by delivering to Tenant thirty (30) days advance written notice of such termination, in which case, any non- refundable payments paid by Tenant to Landlord hereunder shall be returned to Tenant unless the cause of such damage is due to the fault or neglect of Tenant or Tenants agents, contractors, invitees or licensees; provided, however, that Landlord shall provide Tenant five

(5) days prior written notice of its intent to terminate (“Termination Notice Period”) and afford Tenant the right to exercise the Option to Purchase within the Termination Notice Period. Additionally, in the event such damage is due to the fault or neglect of the Tenant, its agents, contractors, invitees or licensees, there shall be no abatement of rent and the non- refundable payments paid by Tenant to Landlord shall not be returned to Tenant.

12.2Notwithstanding anything to the contrary contained in this section, Landlord shall not have any obligation to repair, reconstruct, or restore the Premises when the damage resulted from any casualty or occurrence during the last month of the term of this Lease or any extension thereof subject to Section 12.4 below.

12.3So long as such damage or destruction is not caused by Landlord’s breach of any of the terms of this Lease and subject to Section 12.4 below, Tenant shall not be entitled to any compensation or damages from Landlord, other than rent abatement, for loss of the use of the whole or any part of the Premises, Tenant’s personal property or any inconvenience or annoyance occasioned by such damage, repair, reconstruction or restoration. In the event a Casualty occurs and Landlord does not terminate the Lease in accordance with Section 12.1 hereof and provided that the Premises or a portion thereof is not tenantable, then the rent payable by Tenant shall be proportionately abated in proportion to the portion of the Premises which is so untenantable.

12.4Notwithstanding anything to the contrary herein, in the event that a casualty occurs after Tenant exercises the Option to Purchase, any damage not covered by Tenant’s insurance and Landlord has opted to repair the damage, all insurance proceeds received by Landlord less any deductible paid by Landlord (if any) in connection with such Casualty shall be credited to Tenant at closing and Landlord shall nave no obligation to repair, reconstruct, or restore the Premises.

13.RIGHT OF ENTRY

Landlord reserves and shall, during daylight hours, have the right to enter the Premises, inspect them and to repair the Premises, provided that the occupancy of Tenant shall not be unreasonably interfered with. Landlord shall have the right to use any and all means that Landlord may deem proper to obtain access in an emergency without liability.

6

14.ASSIGNMENT AND SUBLETTING

14.1Tenant shall not permit any part of the Premises to be used or occupied by persons other than Tenant, and the invitees and guests of Tenant, nor permit any part of the Premises to be used or occupied by any licensee or concessionaire.

14.2Tenant shall not assign, sublet, or part with the possession of all or part of the Premises without the prior written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed.

14.2     Notwithstanding anything to the contrary herein, Tenant shall be permitted to sublet all or part of the Premises to an Affiliate (as hereinafter defined). As used herein, the term “Affiliate” means, as to Tenant, any person or entity which controls, is controlled by, or is under common control with, Tenant; “Control” (and with correlative meaning, “controlled by” and “under common control with”) means ownership or voting control, directly or indirectly, of fifty percent (50%) or more of the voting stock, partnership interests or other beneficial ownership interests of the entity in question.

15.OPTION TO PURCHASE PREMISES

15.1During the term hereof, so long as Tenant has not violated any of the material terms of this Lease Agreement beyond any notice and/or cure periods, Tenant shall have the option to purchase the Premises (the “Option to Purchase”), in its “as is” condition, with all faults, at the purchase price described in paragraph 15.3 below.

15.2The Option to Purchase described herein shall be exercised by Tenant’s delivery to Landlord of written notice of Tenant’s intent to purchase the Premises at the price set forth in paragraph 15.3 below, and on the specific terms set forth in the contact attached hereto as Exhibit B (the “Purchase and Sale Agreement”).   Such notice must be submitted by Tenant to Landlord prior to November 30, 2022 and closing must occur before the end of the original Lease term.

15.3The purchase price for the Premises shall be $1,200,000.00, with a credit provided to the Tenant, at closing, in the amount set forth in the Rent Schedule described in Paragraph 3 setting forth the Initial Non-Refundable Payment. The Initial Non-Refundable Payment paid hereunder to Landlord shall be a credit toward the purchase price and will appear on the settlement statement at closing.

15.4Once this Option to Purchase is exercised by Tenant’s timely delivery of the notice described in paragraph 15.2 above to Landlord, the terms of the purchase shall be thereafter controlled by the provisions of the Purchase and Sale Agreement. Tenant’s possession of the Premises, however, until the date of closing, shall continue to be controlled by the terms of this Lease.

15.5The Option to Purchase shall terminate upon notice from Landlord to Tenant in the event of any breach of the material terms of this Lease by Tenant beyond any applicable notice and/or cure periods.

7

16.CONDEMNATION

If any portion of the Premises is taken or appropriated by any public or quasi-public authority under the power of eminent domain (a “Condemnation”), either party hereto shall have the right, at its option, to terminate this Lease, effective upon the date of taking, and Landlord shall be entitled to any and all income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such public or quasi-public taking (collectively, the “Award”). Tenant shall have no claim against Landlord for the value of any unexpired term of this Lease. If more than twenty percent (20%) of the Premises is taken and neither party elects to terminate as herein provided, the rental thereafter to be paid shall be equitably reduced. Notwithstanding anything to the contrary contained in this Lease, in the event that a Condemnation occurs after Tenant has exercised its Option to Purchase pursuant to Section 15 hereof, then any Award received in connection with such Condemnation shall be distributed pursuant to the terms set forth in the Purchase and Sale Agreement.

17.HOLD HARMLESS

Tenant shall indemnify and hold harmless Landlord against and from any and all claims, costs, reasonable attorney fees, expenses and liabilities arising out of or resulting directly or indirectly from any alterations, additions, repairs, and improvement of, or use of the Premises by Tenant or any agent, employee, contractor, invitee, or licensee of the Tenant. Tenant hereby assumes all risk of damage to property or injury to persons, in, upon, or about the Premises, from any cause other than Landlord’s gross negligence or failure to substantially perform any of Landlord’s covenants under this Lease, and Tenant hereby waives all claims in respect thereof against Landlord. Landlord or its agents shall not be liable for any damage or loss of any property by theft or otherwise, or for any injury to or damage to persons or property resulting from fire, explosion, gas, electricity, water, rain or snow which may leak from any part of the Premises or from the pipes, appliances, or plumbing works therein or from the roof, street or subsurface or from any other place, except as provided elsewhere herein or caused by Landlord’s gross negligence. Tenant shall give prompt notice to Landlord in the event of fire, accident or defect in the Premises or in the fixtures or equipment located herein.

18.VACATING THE PREMISES / HOLDOVER TENANCY

Upon expiration or other termination of this Lease, Tenant shall surrender the Premises to Landlord, and Tenant shall return the Premises to Landlord in good condition and repair, except for ordinary wear and tear. Any property left in the Premises at the expiration or other termination of this Lease which is not claimed by Tenant within ten (10) days after such expiration or termination shall conclusively be deemed abandoned and may be sold or otherwise disposed of by Landlord. Tenant expressly releases Landlord of and from any and all claims and liability for damage to or loss of property left by Tenant on or in the Premises at expiration or other termination, and Tenant hereby indemnifies Landlord against any and all claims and liability with respect thereto. If Tenant holds over after the Lease Term with the express consent of Landlord, such tenancy shall be from month to month only at such rental rate as is mutually agreed between Tenant and Landlord. If Tenant holds over after the Lease Term without the consent of Landlord, Tenant shall be deemed to be occupying the Premises by tenancy at sufferance only, and shall be liable for rent at twice the monthly installment of rent as set forth in the Rent Schedule for the last month of the Lease Term. Such tenancy at sufferance may be ended by Landlord at any time upon at least three (3) days advance notice by Landlord to Tenant. If the Premises are not surrendered upon expiration of the

8

Lease Term or earlier termination thereof, Tenant shall be responsible to Landlord for all damages (excluding indirect, special, punitive or consequential damage unless such indirect, special, punitive or consequential damage is an actual damage imposed on Landlord by a third party), costs and expenses owed which Landlord shall suffer by reason thereof including reasonable attorney fees.

19.DEFAULT

The occurrence of any one or more of the following events shall constitute a default and breach of this Lease Agreement by Tenant:

19.1The vacating or abandonment of the Premises by Tenant.

19.2The failure of Tenant to make any payment of rent or any other payment required to be made by Tenant hereunder, within five (5) days after the date said payment is due.

19.3The failure by Tenant to observe or perform any other non-monetary the covenants, conditions, or provisions of this Lease to be observed or performed by Tenant, if such failure shall continue for a period of twenty (20) days after written notice thereof is given to Tenant except in connection with a breach which cannot be remedied or cured within said twenty

(20) period, in which event the time of Tenant within which to cure such breach shall be extended for such time as shall be reasonably necessary to cure the same, but only if Tenant, within such initial twenty (20) day period, shall promptly commence and thereafter proceed diligently and continuously to cure such breach, and provided further that such period of time shall not be so extended as to jeopardize the interest of Landlord in the Premises or so as to subject Landlord to any liability, civil or criminal.

19.4The making by Tenant of any general assignment or general arrangement for the benefit of creditors, the filing by or against Tenant of a petition in bankruptcy, or a petition of reorganization or arrangement under any law relating to bankruptcy or the appointment of a trustee or a receiver to take possession of substantially all of Tenant’s interest in this Lease, or the attachment, execution, or other judicial seizure of substantially all of Tenant’s interest in this Lease, provided the same is not contested, in good faith, by Tenant, within thirty (30) days of the date such case, proceeding or other action is instituted (or such shorter time period as may be prescribed by local bankruptcy rule, the bankruptcy court or other applicable law) or is not dismissed within 90 days.

20.LANDLORD’S REMEDIES

20.1In the event Tenant abandons the Premises, Landlord may, but shall be under no obligation to, re-enter and re-let the Premises in whole or in part without terminating this Lease. Reletting may be done either in Landlord’s own name or under Landlord’s name as agent of the Tenant, for a term or terms which, at the option of the Landlord, may be for the remainder of the term of this Lease, or for any longer or shorter period. At its option, Landlord may make any such alterations to the Premises as in Landlord’s reasonable judgment Landlord considers advisable and necessary in connection with such reletting, and the making of such shall not operate or be construed to release Tenant from liability under this Lease. Landlord shall in no event be liable in any way for failure to re-let the Premises (so long as a reasonable effort to do so is made) or, in the event they are re-let, for failure to collect rent under the reletting. In no

9

event shall Tenant be entitled to receive any excess of rent under such reletting over the sums payable to Landlord for rental payments.

20.2Intentionally Omitted

20.3In the event of an abandonment or other default by Tenant, Landlord may elect to terminate this Lease upon notice to Tenant, in which event Tenant shall promptly surrender possession of the Premises to Landlord. Upon termination, the Option to Purchase granted in paragraph 15 herein shall immediately terminate as well. Landlord shall also have the right:

20.3.1To remove any and all persons and property from the Premises, with legal process, pursuant to such rights and remedies as the laws of the State of Colorado shall then provide or permit, but Landlord shall not be obligated to effect such removal. Any property remaining on the Premises may, at Landlord’s option, be stored or otherwise dealt with as provided in this Lease or as such laws may then provide or permit, including, but not limited to, the right of Landlord to sell or otherwise dispose of the same or to store the same, or any part thereof, in a warehouse or elsewhere at the expense and risk of and for the account of Tenant.

20.3.2To recover from Tenant damages (excluding indirect, special, punitive or consequential damage unless such indirect, special, punitive or consequential damage is an actual damage imposed on Landlord by a third party), which shall include but shall not be limited to: (i) such out-of-pocket expenses as Landlord may incur for reletting and for putting the Premises in good order, condition and repair, and for legal expenses, reasonable attorney fees and court costs resulting from Tenant’s breach; (ii) the equivalent of the amount of rent and other charges which would be payable under this Lease by Tenant if the Lease were still in effect, less the net proceeds, if any, of any reletting after deducting all of Landlord’s expenses in connection with such reletting, which Tenant shall pay to Landlord monthly on the days on which the rent would have been payable under this Lease if the Lease were still in effect, and which Landlord shall be entitled to recover from Tenant as each monthly deficiency shall arise. In lieu of collecting any or further monthly deficiencies as set forth above, Landlord shall be entitled to accelerate the balance of the rental due hereunder and to recover same from Tenant, as liquidated damages for such breach.

20.3.3To obtain possession of, and sell, all personal property located upon the Premises if not claimed by Tenant within ten (10) days after such termination.

20.3.4To use self-help to remove Tenant from possession of the Premises. In the event Tenant fails to pay any sums due Landlord hereunder after service by Landlord of the five (5) day notice provided for elsewhere herein, then and in that event, Landlord may change the locks on all gates and doors leading to the Premises. Tenant waives any and all rights, claims or causes of action Tenant may have against Landlord as the result thereof, except that Tenant does not waive any claim it may have against Landlord for breach of its covenants hereunder.

10

20.3.5To enforce, to the extent permitted by the laws of the State of Colorado then in force and effect, any other rights or remedies set forth in this Lease or otherwise applicable hereto by operation of law or contract.

All of the remedies described above shall be cumulative.

21.ESTOPPEL CERTIFICATE – Intentionally Deleted.

22.GENERAL PROVISIONS

22.1Waiver. The waiver by Landlord of any term, covenant, or condition contained herein shall not be deemed to be a waiver of such term, covenant, or condition on any subsequent breach of the same or any other term, covenant, or condition contained herein. The subsequent acceptance of rent hereunder by Landlord shall not be deemed to be a waiver of any preceding breach by Tenant of any term, covenant, or condition of this Lease, other than the failure of Tenant to pay the particular rental so accepted, regardless of Landlord’s knowledge of such preceding breach at the time of the acceptance of such rent.

22.2Subordination. This Lease and Tenant’s rights hereunder shall be subject and subordinate to all mortgages, deeds of trust and covenants which may now or hereafter affect the real property of which the Premises form a part, and also to all renewals, modifications, consolidations, replacements and extensions of same; provided, however, that the subordination of this Lease to any mortgage now or later encumbering the Premises and Landlord’s interest in the Premises shall be conditioned upon Tenant’s receipt from the holder of any such mortgage of a so-called subordination, non-disturbance and attornment agreement (the “SNDA”) on such mortgagee’s commercially reasonable form or otherwise in form and substance reasonably acceptable to Tenant.. Tenant will execute and deliver such further instruments required to verify or confirm such subordination as may be desired by the holders of said mortgages or deeds of trust or by Landlord.1

22.3Notices. All notices or demands which may or are to be required or permitted to be given by either party to the other hereunder shall be in writing. All notices and demands by Landlord to Tenant shall be hand delivered or shall be sent by United States mail postage prepaid, addressed to Tenant at the Premises or to such other place as Tenant may from time to time designate in a notice to Landlord or by email or electronic deliver and shall be deemed duly given or made at the time and on the date when received. All notices and demands by Tenant to Landlord shall be sent by United States mail, postage prepaid, addressed to Landlord at its address herein or to such other person or place as Landlord may from time to time designate in a notice to Tenant or by email or electronic deliver and shall be deemed duly given or made at the time and on the date when received All notices sent by mail shall be effective on the third (3rd) business day after deposit with the U.S. Postal Service.

22.4Joint Obligation. If there be more than one individual Tenant, the obligations hereunder imposed upon Tenant, and each of them, shall be joint and several.

1 NTD: Please confirm if the Premises is currently encumbered by any mortgage lien. It is.

11

22.5Marginal Headings. The headings and titles to the sections of this Lease Agreement have no legal significance.

22.6Time. Time is of the essence to the performance of all of the provisions of this Lease.

22.7Successors and Assigns. The covenants and conditions contained herein, subject to the provisions as to assignment, apply to and bind the heirs, successors, executors, administrators, and assigns of the parties.

22.8Recordation. Tenant shall not record this Lease Agreement or any memorandum hereof without the prior written consent of Landlord.

22.9Quiet Possession. So long as Tenant shall pay the rent reserved hereunder and observe and perform all of the covenants, conditions, and provisions on Tenant’s part to be observed and performed hereunder, Tenant shall have quiet possession of the Premises for the entire term hereof, subject to all the provisions of this Lease Agreement.

22.10Prior Agreements. This Lease contains all of the agreements of the parties with respect to any matter covered or mentioned in this Lease, and no prior agreements or understanding pertaining to any such matters shall be effective for any purpose.

22.11Amendments. No provision of this Lease Agreement may be amended or added to except by an agreement in writing signed by the parties hereto or their respective successors in interest. This Lease Agreement shall not be effective or binding on any party until fully executed by both parties hereto.

22.12Attorney Fees. In the event of any action or proceeding brought by either party against the other to enforce or otherwise concerning this Lease Agreement, the prevailing party shall be entitled to recover all costs and expenses, including the reasonable fees of its attorneys in such action or proceeding.

22.13Severability. Any provisions of this Lease which shall prove to be invalid, void or illegal shall in no way affect, impair, or invalidate any other provision hereof and such other provision shall remain in full force and effect.

22.14Cumulative Remedies. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

22.15Choice of Law. This Lease Agreement shall be governed by the laws of the State of Colorado.

22.16Survival. All remedies provided for herein shall survive any termination or expiration of the Lease.

12

22.17Brokers. The parties represent, each to the other, that there are no real estate brokers involved in this transaction. If any broker or finder makes a claim for a commission as the result of the transaction described herein, the party through whom the broker or finder makes such claim shall indemnify, defend with counsel of the indemnified party’s choice, and hold the indemnified party harmless from all expense, loss, damage and claims, including the indemnified party’s attorneys’ fees, arising out of the broker’s or finder’s claim.

Signature pages to follow

13

IN WITNESS WHEREOF, the Landlord and Tenant have set their hands and seals on the date above.

LANDLORD:

H2S2 LLC,

a Colorado limited liability company

By:	/s/ Henry Strazza
Henry Strazza, Manager

TENANT:

CFN REAL ESTATE LLC,

a Delaware limited liability company

By:	/s/ Mario Marsillo, Jr.
Mario Marsillo, Jr., CIO

14

EXHIBIT A

LEGAL DESCRIPTION

LOT A, Recorded Exemption No. 0711-32-01 RECX17-0186, according to the map recorded February 17, 2018 at Reception No. 4375464, being part of the South ½ of the Northeast ¼ of Section 32, Township 7 North, Range 64 West of the 6th P.M.,

Weld County, State of Colorado.

15

EXHIBIT B

PURCHASE AND SALE AGREEMENT

[attached]

EXHIBIT A

PURCHASE AND SALE AGREEMENT

H2S2 LLC, a Colorado limited liability company (“Seller”)

and

CFN Real Estate LLC, a Delaware limited liability company (“Purchaser”)1

Dated: , 2022

1To be formed prior to signing the Lease

PURCHASE AND SALE AGREEMENT

THIS PURCHASE AND SALE AGREEMENT (this “Agreement”) is made by and between H2S2 LLC, a Colorado limited liability company (“Seller”), and CFN REAL ESTATE LLC, a Delaware limited liability company (“Purchaser”) as of the Effective Date, as said term is defined in Section 10.13 below.

In consideration of the mutual covenants and representations herein contained, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller and Purchaser agree as follows:

1.

PURCHASE AND SALE

1.1Purchase and Sale of Property. Subject to the terms and conditions of this Agreement, Seller hereby agrees to sell and convey to Purchaser, and Purchaser hereby agrees to purchase from Seller, all of the interest in and to the following described property (collectively, the “Property”):

(a)Land. Fee simple title to that certain tract of land (the “Land”) located at 36679 WCR 53, Eaton, CO 80615-0616, located in the County of Weld, State of Colorado, being more particularly described on Exhibit A attached hereto and made a part hereof.

(b)Easements. All easements, covenants, licenses, permits, approvals, and access rights, if any, benefiting the Land.

(c)Rights and Appurtenances.   All rights and appurtenances pertaining to the Land, including any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way.

(d)Improvements. All buildings, structures, amenities and other improvements located upon the Land.

(e)Fixtures and Equipment. All fixtures and equipment located in or on the Land and Improvements, including, without limitation, all heating, lighting, plumbing, drainage, electrical, air conditioning, and other mechanical fixtures and equipment and systems

(f)Personal Property and Intangible Property. All personal property (“Personal Property”) used in or related to the ownership or development of the Property, including, but not limited to, the generator located at the Property, and all intangible property (collectively, the “Intangible Property”) owned by Seller and pertaining to the Land including, without limitation, guaranties and indemnities, plans and specifications, engineering plans and studies, permits and licenses, zoning, site plan and plat approvals, if any, associated with the Property.

2.

PURCHASE PRICE

2.1Purchase Price. The purchase price (the “Purchase Price”) for the Property shall be One Million Two Hundred Thousand and No/100 Dollars ($1,200,000.00), which shall be paid:

(a)$200,000.00 as the Earnest Money as set forth in Section 3.1 below;

(b)$200,000.00 as the Initial Non-Refundable Payment (as such term is defined herein) payable pursuant to the Lease Agreement (with Option to Purchase) dated as of December [ ], 2021, between Seller and Purchaser (the “Lease”);

(c)the balance in cash from Purchaser to Seller (through Escrow Agent) at the Closing (as defined herein) by wire transfer in accordance with wire transfer instructions to be provided by the Escrow Agent (as defined in Section 6.1 hereof). The Purchase Price shall be adjusted for prorations in accordance with Section 6.3 hereof.

3.

EARNEST MONEY

3.1Earnest Money. Purchaser shall deliver to the Escrow Agent the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (which amount, together with all interest accrued thereon, if any, is herein called the “Earnest Money”) within two (2) business days after execution of this Agreement, by wire transfer in accordance with wire transfer instructions provided by the Escrow Agent.

3.2Initial Non-Refundable Payment. Purchaser shall have paid to directly to Seller, by wire transfer in accordance with the wire transfer instructions provided by the Seller, the amount of Two Hundred Thousand and No/100 Dollars ($200,000.00) (the “Initial Non-Refundable Payment”), in accordance with the terms of the Lease.

3.3Escrow Provisions. Purchaser agrees to promptly cause the Escrow Agent to deliver written acknowledgment by the Escrow Agent that the executed copy of this Agreement and the Earnest Money have been received pursuant to the terms of this Agreement. Purchaser agrees and acknowledges that the Earnest Money shall be non-refundable, except as expressly provided for in this Agreement. Purchaser agrees and acknowledges that the Initial Non Refundable Payment shall be refunded to Purchaser only upon the terms set forth in this Agreement. If the sale of the Property is consummated under this Agreement, the Earnest Money and the Initial Non Refundable Payment shall be applied to the payment of the Purchase Price at Closing (as hereinafter defined).

3.4New Loan. Purchaser may pay in cash or may select Seller financing as appropriate, which financing shall be provided in accordance with the terms in Exhibit E annexed hereto. If Purchaser is to pay all or any portion of the Purchase Price with Seller financing, Purchaser shall timely pay any reasonable loan costs as required by Seller. Purchaser shall notify Seller of such election within five (5) days from the Effective Date, and Seller shall deliver the proposed Seller financing documents to Purchaser within fifteen (15) days from the Effective Date.

4.

NO REPRESENTATIONS OR WARRANTIES BY SELLER;
ACCEPTANCE OF PROPERTY

OTHER THAN AS OTHERWISE EXPRESSLY STATED IN THIS AGREEMENT, PURCHASER ACKNOWLEDGES AND AGREES THAT SELLER HAS NOT MADE, DOES NOT MAKE AND SPECIFICALLY NEGATES AND DISCLAIMS ANY REPRESENTATIONS, WARRANTIES, PROMISES, COVENANTS, AGREEMENTS OR GUARANTIES OF ANY KIND OR CHARACTER WHATSOEVER, WHETHER EXPRESS OR IMPLIED, ORAL OR WRITTEN, PAST, PRESENT OR FUTURE, OF, AS TO, CONCERNING OR WITH RESPECT TO THE PROPERTY. PURCHASER ACKNOWLEDGES AND AGREES THAT TO THE MAXIMUM EXTENT PERMITTED BY LAW, THE CONVEYANCE OF SELLER’S INTEREST IN THE PROPERTY AS

PROVIDED FOR HEREIN IS MADE ON AN “AS IS” CONDITION AND BASIS WITH ALL FAULTS EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT.

5.

CONDITIONS TO THE PARTIES’ OBLIGATIONS HEREUNDER

5.1Seller’s Deliveries.

Seller shall deliver or cause to be delivered to Purchaser within five (5) business days after the Effective Date (the “Delivery Period”), for Purchaser’s inspection, any and all materials in Seller’s possession concerning the Property, including, but not limited to, the license for usage for hemp extraction (collectively, the “Inspection Materials”).

5.1.1Purchaser’s Satisfaction. Beginning on the Effective Date and expiring on a date that is thirty (30) days after the Effective Date (the “Approval Period”), Purchaser shall have the right to conduct a due diligence review of the Property. Purchaser shall have the right, in its sole discretion, to terminate this Agreement by written notice to Seller at or before the expiration of the Approval Period; and upon such termination, Purchaser shall be entitled to the return of the Earnest Money, and neither party shall have any further obligation hereunder except for the obligations which by their terms expressly survive the termination of this Agreement (the “Surviving Obligations”). If Purchaser does not terminate this Agreement by written notice to Seller prior to the end of the Approval Period, the conditions precedent set forth in this Section 5.1.1 shall be deemed to be satisfied or waived.

5.1.2Title Commitment and Survey.

(a)Seller shall provide to Purchaser, within ten (10) business days after the Effective Date, a current extended coverage title insurance commitment for the Property (the “Title Commitment”) issued by Fidelity National Title, National Commercial Services, 1401 17th Street, Suite 480, Denver, Colorado 80202, Attention: Ms. Mej Ellsworth, Commercial Escrow Officer, Phone: (303) 942-2204 (the “Title Company”), together with copies of all recorded instruments and maps affecting title to the Property and recited as exceptions or referred to therein. The Title Commitment shall commit to the issuance of an ALTA form of Owner’s Policy of Title Insurance (the “Owner’s Policy”). Seller shall also provide to Purchaser the existing survey of the Property as set forth in Section 5.1 above within ten (10) business days after the Effective Date to the extent such survey is in Seller’s possession. Purchaser may, at its option and expense, update such survey (such updated survey shall be referred to as the “Survey”) through a licensed surveyor. The Survey shall be certified to Purchaser, Purchaser’s counsel, any lender and Title Company. In the event that (i) the Survey shows any easement, right-of-way, encroachment, conflict, protrusion or other matter affecting the Property that is unacceptable to Purchaser; or (ii) any exceptions appear in the Title Commitment that are unacceptable to Purchaser, Purchaser shall, prior to the expiration of the Approval Period, notify Seller in writing of such facts and the reasons therefor (“Purchaser’s Objections”). Upon the expiration of the Approval Period, except for Purchaser’s Objections if same are timely raised, Purchaser shall be deemed to have accepted the form and substance of the Survey and the Title Commitment. Notwithstanding anything contained herein to the contrary, Seller shall have no obligation to take any steps or bring any action or proceeding or otherwise to incur any effort or expense whatsoever to eliminate or modify any of Purchaser’s Objections, other than with respect to Mandatory Cure Items. Seller may, within two (ii) business days after receipt of written notice of Purchaser’s Objections, but in any event not later than two (2) business days after the expiration of the Approval Period (“Seller’s Cure Period”), deliver to Purchaser written notice (“Seller’s Cure Notice”) setting forth which of Purchaser’s Objections, if any, Seller will endeavor to cure prior to the Closing Date and which of Purchaser’s Objections Seller cannot or does not intend to cure. If Seller has not given Seller’s Cure Notice by the end of Seller’s Cure Period, Seller shall be deemed to have given notice that it

does not intend to cure any of Purchaser’s Objections.   If prior to a date that is three (3) business days after the expiration of the Approval Period, Seller has not cured or agreed to undertake to cure all of Purchaser’s Objections to the reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice thereof to Seller within five (5) business days after the expiration of the Approval Period and receive a refund of the Earnest Money. In the event of a termination of this Agreement by Purchaser under this Section 5.1.2(a), neither party shall have any further obligations hereunder other than the Surviving Obligations. If at any time after the Approval Period, there is an endorsement to the Title Commitment that adds a new exception to title or if a title document is not timely received by Purchaser, and such new title documents are not to Purchaser’s satisfaction, Purchaser shall have three (3) business days after receipt by Purchaser of the new title exception or title document to notify Seller in writing of such facts and reasons for Purchaser’s New Title Objection (“Purchaser’s New Title Objection”). Seller may, within two (2) business days after receipt of written notice of Purchaser’s New Title Objection, deliver to Purchaser written notice (“Seller’s New Title Objection Cure Notice”) setting forth which of Purchaser’s New Title Objections, if any, Seller will endeavor to cure prior to the Closing Date and which of Purchaser’s New Title Objections Seller cannot or does not intend to cure. If prior to a date that is three (3) business days after the receipt of written notice of Purchaser’s New Title Objection, Seller has not cured or agreed to undertake to cure all of Purchaser’s Objections to the reasonable satisfaction of Purchaser, Purchaser may (as its sole and exclusive remedy) terminate this Agreement by delivering written notice thereof to Seller within five (5) business days after the expiration of the Approval Period and receive a refund of the Earnest Money.

(b)The term “Permitted Encumbrances” as used herein includes: (i) any easement, right of way, encroachment, conflict, discrepancy, overlapping of improvements, protrusion, lien, encumbrance, restriction, condition, covenant, exception or other matter with respect to the Property that is reflected or addressed on the Survey or the Title Commitment to which Purchaser fails to timely object pursuant to Section 5.1.2(a) of this Agreement; (ii) any Purchaser’s Objection which in Seller’s Cure Notice Seller has undertaken to cure that remains uncured, for whatever reason, at the Closing Date and to which Purchaser has waived (or is deemed to have waived) its objection; and (iii) any Purchaser’s Objections which by the end of Seller’s Cure Period, Seller has given, or is deemed to have given, notice that it cannot or does not intend to cure, and Purchaser does not exercise its right to terminate this Agreement.

(c)Notwithstanding anything to the contrary contained in this Agreement, whether or not Purchaser has delivered a Purchaser’s Objections and New Purchaser’s Objections with respect thereto, Seller agrees to cause the following to be removed, discharged, satisfied and/or cured prior to the Closing Date (collectively, the “Mandatory Cure Items”): (i) any and all deeds of trust, mortgages, security agreements and/or financing statements affecting the Property caused or created by Seller (or any portion thereof) (with Seller having the right to apply the Purchase Price or a portion thereof for such purpose), (ii) all other monetary liens on the Property caused or created by Seller (such as mechanics’ liens, judgments, and/or federal, state and municipal tax liens), (iii) all written notices of government violations relating to the Property (or any portion thereof), (iv) all other encumbrances which Seller has voluntarily, knowingly and intentionally placed on the Property between the Effective Date and the date of Closing, and (v) all Purchaser’s Objections and New Purchaser’s Objections which Seller has affirmatively agreed to cure pursuant to this Section 5.

5.2Inspection. Purchaser may inspect, test, and survey the Property at any time during the Purchaser’s tenancy of the property and without damage to the Property. Notwithstanding the foregoing, Purchaser must obtain Seller’s prior written approval of the scope and method of any environmental testing or investigation (other than a Phase I environmental inspection) and any inspection which would materially alter the physical condition of the Property, prior to Purchaser’s commencement of such inspections or testing, which approval shall not be unreasonably withheld or delayed by Seller. In any event, Seller and its representatives, agents, and contractors shall have the right to be present during any such testing, investigation or inspection. All information obtained by Purchaser relating to the Property in the course of Purchaser’s review, including, without limitation, any environmental assessment or audit (collectively, the “Reports”) shall be provided to Seller, at Seller’s written request. Purchaser shall restore the Property to its condition existing immediately prior to Purchaser’s inspection thereof, and Purchaser shall be liable for all damage or injury to any person or property resulting from, relating to or arising out of any such inspection, whether occasioned by the acts of Purchaser or any of its employees, agents, representatives or contractors, and Purchaser shall indemnify, defend and hold harmless Seller and its agents, employees, officers, directors, affiliates and asset managers from any liability resulting therefrom. Notwithstanding the above, Purchaser shall have no liability to Seller for, nor any obligation to indemnify Seller against, any loss or damage caused solely by the mere discovery of any condition at the Property. Purchaser shall keep the Property free and clear of any mechanic’s liens or materialmen’s liens related to Purchaser’s right of inspection and the activities contemplated by this Section 5.2 of this Agreement. This indemnification by Purchaser shall survive the Closing or the termination of this Agreement, as applicable.

5.3Seller Representations and Warranties.Seller hereby represents and warrants to Purchaser, to the best knowledge of Seller, that:

(a)Seller is a duly organized entity in good standing under the laws of the state of its organization, and has the power to enter into this Agreement and to perform all the duties and obligations imposed upon it hereunder; neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement to which it is bound; and this Agreement constitutes the valid and binding obligation of the Seller, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditor rights generally, or as may be modified by a court of equity, in an action for specific performance.

(b)Seller has delivered or made available to Purchaser all materials in the possession or control of Seller affecting the Land and same are true, correct and complete in all material respects.

(c)Seller has not received written notice from any governmental entity of any violation of any law, rule or regulation affecting the Property or its use, including any applicable environmental requirements, nor any notice of the presence of hazardous materials on or near the Property, nor notice that the Property is in violation of any applicable building or zoning code or ordinance, except for any such matters which have been previously cured by Seller. To Seller’s knowledge, the Property is presently not in violation of applicable environmental law and there are no hazardous materials, or substances regulated by Federal, State or local law which are known as “Hazardous Substances” or “Hazardous Materials”, known carcinogens, asbestos, or materials containing hydrocarbons, located in, on or under the Property.

(d)There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending, or, to Seller’s knowledge, threatened against Seller. Seller has not filed or been the subject of any filing of a petition under the Federal Bankruptcy Law or any insolvency laws, or any laws for composition of indebtedness or for the reorganization of debtors.

(e)Seller has granted no person or entity any option to purchase any of the Property, or any part thereof, or any right of first refusal to purchase the Property or any part thereof.

(f)To Seller’s knowledge, there is no action, suit or proceeding pending or threatened, against or affecting Seller or, to Seller’s knowledge, the Property or any portion thereof or relating to or arising out of the ownership, management or operation of the Property, in any court or before or by any federal, state, county or municipal department, commission, board, bureau or agency or other governmental instrumentality.

(g)Seller has not received any written notice from a governmental authority or entity that the Property is not in compliance with applicable federal, state and local statutes, ordinances, regulations, orders and legal requirements, and/or all restrictions of record.

The foregoing representations and warranties must be true and correct through the Closing Date, and Seller’s failure to notify Purchaser prior to the Closing Date of any material inaccuracies shall be a default by Seller under this Agreement. The representations and warranties of Seller herein shall survive Closing for a period of three (3) months.   Upon discovery by Purchaser of a breach of any of the foregoing representations and warranties of Seller, Purchaser shall give prompt written notice to Seller. With respect to a breach of the representations and warranties of Seller as set forth above, Purchaser hereby agrees that its failure to provide such written notice to Seller within three (3) months of Closing shall be a waiver of its rights and remedies with respect to such breach. Seller shall not be liable for a breach of any of the representations and warranties hereunder (and Purchaser waives its right to bring any action), unless and until the total of all claims for breach of representation and warranty, or damages with respect to any one of the claims cumulatively exceeds Twenty Five Thousand and No/100 Dollars ($25,000.00) (the “Deductible”), and then Seller shall be liable for all claims in excess of the Deductible.

5.4Seller’s Knowledge. For purposes of this Agreement, “to the best knowledge of Seller” or any other analogous phrase, means the current knowledge, of Henry Strazza, who is the authorized representative of the Seller and the individual with the best knowledge concerning the Seller, the Property and its operations.

5.5Purchaser Representations and Warranties. Purchaser hereby represents and warrants to Seller, to the best knowledge of Purchaser, that Purchaser is a duly organized entity in good standing under the laws of the state of its organization, and has the power to enter into this Agreement and to perform all the duties and obligations imposed upon it hereunder; neither the execution nor the delivery of this Agreement, nor the consummation of the purchase and sale contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement conflict with or will result in the breach of any of the terms, conditions or provisions of any agreement to which it is bound; and this Agreement constitutes the valid and binding obligation of the Purchaser, enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, or other laws affecting creditor rights generally, or as may be modified by a court of equity, in an action for specific performance.

5.6Purchaser’s Knowledge. For purposes of this Agreement, “to the best knowledge of Purchaser” means the current knowledge, of Robert Stanley, who is the authorized representative of the Purchaser and the individual with the best actual knowledge concerning the Purchaser.

The foregoing representations and warranties must be true and correct through the Closing Date, and Purchaser’s failure to notify Seller prior to the Closing Date of any inaccuracies shall be a default by Purchaser under this Agreement. The representations and warranties of Purchaser herein shall survive Closing for a period of three (3) months. Upon discovery by Seller of a breach of any of the foregoing representations and warranties of Purchaser, Seller shall give prompt written notice to Purchaser. With respect to a breach of the representations and warranties of Purchaser herein, Seller hereby agrees that its failure to provide such written notice to Purchaser within three (3) months of Closing shall be a waiver of its rights and remedies with respect to such breach. Purchaser shall not be liable under any of its representations and warranties herein (and Seller waives its right to bring any action), unless and until the total of all claims for breach of representation and warranty, or damages with respect to any one of the claims, cumulatively exceeds Twenty Five Thousand and No/100 Dollars ($25,000.00) (the “Deductible”), and then Purchaser shall be liable for all claims in excess of the Deductible.

6.

THE CLOSING

6.1Closing. The closing and consummation of the transaction contemplated by this Agreement (the “Closing”) shall be held via escrow through Fidelity National Title, National Commercial Services, 1401 17th Street, Suite 480, Denver, Colorado 80202, Attention: Ms. Mej Ellsworth, Commercial Escrow Officer, Phone: (303) 942-2204 (“Escrow Agent”), on or before a date selected by Purchaser that is five (5) business days after the end of the Approval Period (the “Closing Date”).

6.2Possession.Possession of the Property shall be delivered to Purchaser upon consummation of the Closing, subject only to the Permitted Encumbrances.

6.3Prorations and Credits.

(a)All real estate taxes for the Property for the year in which the Closing occurs shall be prorated to the date of Closing, with Purchaser receiving the benefits and burdens of ownership on the Closing Date.

(b)If the Closing shall occur before the tax rate or the assessed valuation of the Property is fixed for the then current year, the apportionment of taxes shall be upon the basis of the tax rate for the preceding year applied to the latest assessed valuation (without reference to any early payment discount).

The agreements of Seller and Purchaser set forth in this Section 6.3 shall survive the Closing.

6.4Closing Costs. Except as otherwise expressly provided herein, Seller shall pay, on the Closing Date, (i) the cost of the title insurance premium for the basic coverage Owner’s Policy; (ii) any applicable transfer taxes; and (iii) the cost to record the Deed, including any documentary fee thereon. Except as otherwise expressly provided herein, Purchaser shall pay, on the Closing Date, (i) any escrow fees and any customary settlement charges of the Title Company; (ii) loan costs including loan policy and endorsements required by lender, if any; (iii) the cost to prepare the Survey; and (iv) the cost of its inspection. Except as otherwise provided herein, each party shall pay its own attorneys’ fees.

6.5Seller’s Deliveries at the Closing. At the Closing, Seller shall deliver to Purchaser or Escrow Agent the following:

(a)Evidence of Authority. Such organizational and authorizing documents of Seller as shall be reasonably required by the Title Company to evidence Seller’s authority to consummate the transactions contemplated by this Agreement.

(b)Special Warranty Deed. Special Warranty Deed (the “Deed”) for the Property, duly executed and acknowledged by Seller, in the form attached to this Agreement as Exhibit B, subject only to the Permitted Encumbrances.

(c)Assignment and Assumption of Contracts.    An Assignment and Assumption of Contracts, if any (the “Contract Assignment”) in form attached hereto as Exhibit C.

(d)Bill of Sale. A Bill of Sale transferring to the Purchaser the Personal Property and the Intangible Personal Property (the “Bill of Sale”) in form attached hereto as Exhibit D.

(e)Contracts. The originals of all of the contracts, if any.

(f)Termination of Management Agreement. At Closing, Seller shall terminate any management agreement affecting the Property.

(g)Closing Affidavits. Any customary and reasonable affidavits required by the Title Company to amend and/or eliminate the standard exceptions to the Title Commitment.

(h)IRS Form 1099-S, Non-Foreign Person Affidavit and Colorado Form DR 1083. An IRS Form 1099-S, a Non-Foreign Person Affidavit and a Colorado Form DR 1083, all as prepared by Title Company.

(i)Representations. A certificate by Seller certifying that each of the presentations and warranties made by Seller under this Agreement are true and accurate as of the Closing Date;

(j)Closing Statement. A closing statement (the “Closing Statement”) executed by Seller, setting forth the debts and credits in connection with the transaction evidenced by this Agreement.

6.6Purchaser’s Deliveries at the Closing. At the Closing, Purchaser shall deliver to Seller or Escrow Agent the following:

(a)Purchase Price. The balance of the Purchase Price by wire transfer of immediately available funds.

(b)Contract Assignment. The Contract Assignment executed by Purchaser, if there are any contracts.

(c)Evidence of Authority. Such organizational and authorizing documents of Purchaser as shall be reasonably required by the Title Company to evidence Purchaser’s authority to consummate the transactions contemplated by this Agreement.

(d)Real Property Transfer Declaration.   A Real Property Transfer Declaration (the “Tax Declaration”) in the form required by Colorado law.

(e)Closing Statement. The Closing Statement executed by Purchaser.

6.7Conditions to Closing. In addition to any other conditions to Purchaser’s obligation to close set forth in this Agreement, Purchaser’s obligation to close hereunder is subject to the satisfaction (or written waiver by Purchaser) of each and all of the following conditions precedent:

(a)Timely performance of each obligation, covenant, and delivery required of Seller;

(b)The material accuracy of each representation and warranty made by Seller in this Agreement;

(c)Title Company shall deliver the Title Policy after the Closing, subject only to the Permitted Exceptions.

In the event that one or more of the above conditions precedent are not satisfied or waived by Purchaser, Purchaser shall have, in addition to all other rights and remedies hereunder, the right to terminate this Agreement and the Earnest Money shall be returned to Purchaser.

7.

RISK OF LOSS

7.1Condemnation. If, prior to Closing and the transfer of possession of the Property to Purchaser, action is initiated to take any significant portion of the Land by eminent domain proceedings or by deed in lieu thereof, Purchaser may either at or prior to Closing (i) terminate this Agreement and receive a prompt refund of the Earnest Monet; or (ii) consummate the Closing, in which latter event all of Seller’s assignable right, title and interest in and to the award of the condemning authority shall be assigned to Purchaser at the Closing and there shall be no reduction in the Purchase Price. The term “significant,” as used in this section, shall mean (i) the taking of any portion of the Land which would adversely affect the ability of Purchaser to develop the Land and construct thereon such improvements as are reflected in the approved PUD for the Property, in the manner desired by Purchaser; (iii) any taking which would reduce the area of the Land; (iv) a taking that reduces or eliminates any means of ingress and egress to the Property; or (v) a taking resulting in a loss in value of the Property in an amount exceeding $50,000, in the reasonable determination of Purchaser. If any insignificant portion of the Land is so taken, Seller shall assign its right or rights in the condemnation award to Purchaser at Closing (or Purchaser shall receive the entire condemnation award from Seller, if Seller already has been paid prior to Closing).

7.2Casualty.   Except as provided in this Section 7.2, the insurance requirements contained in Section 11 of the Lease shall control and Purchaser assumes any and all risks and liabilities for damage to or injury occurring to the Property by fire, storm, accident, or any other casualty or cause until the Closing has been consummated and transfer of possession of the Property to Purchaser has been completed.

8.

DEFAULT

8.1Breach by Seller. Except as Purchaser’s remedies may otherwise be expressly provided for or be limited by the terms of this Agreement:

(a)In the event that Seller shall commit gross negligence, intentionally misrepresent or intentionally default in any of its material obligations hereunder to be performed prior to Closing, for any reason other than Purchaser’s default or a termination of this Agreement by Purchaser or Seller pursuant to a right to do so under the provisions hereof, Purchaser, as its sole and exclusive remedy, may terminate this Agreement (other than the Surviving Obligations) and receive a refund of all of the Earnest Money and the Initial Non-Refundable Payment, and shall be reimbursed for third party costs up to

$15,000.00 incurred with respect to this transaction.

(b)Except as set forth above, in no event shall Seller be liable to Purchaser for damages.

8.2Breach by Purchaser. If Purchaser fails to comply with this Agreement and fails to cure such default within three (3) business days after receipt or written notice thereof or fails to close as required by this Agreement, Seller may terminate this Agreement (except for the Surviving Obligations) and thereupon shall be entitled to all of the Earnest Money as liquidated damages (and not as a penalty) and as Seller’s sole remedy and relief hereunder. Seller and Purchaser have made this provision for liquidated damages because it would be difficult to calculate, on the date hereof, the amount of actual damages for such breach, and Seller and Purchaser agree that these sums represent reasonable compensation to Seller for such breach.

9.

FUTURE OPERATIONS

From the date of this Agreement until the Closing or earlier termination of this Agreement, Seller shall not enter into any leases or new contracts (other than those terminable without penalty at the Closing) or create any encumbrances against the Property, nor file for any further entitlement applications or other changes to the use of the Property after the Effective Date without the prior written consent of Purchaser.

10.

MISCELLANEOUS

10.1Notices. All notices, demands and requests which may be given or which are required to be given by either party to the other, and any exercise of a right of termination provided by this Agreement, shall be in writing and shall be deemed effective either: (a) on the date personally delivered to the address below, as evidenced by written receipt therefore, whether or not actually received by the person to whom addressed; (b) on the third (3rd) business day after being sent, by certified or registered mail, return receipt requested, addressed to the intended recipient at the address specified below; (c) on the first (1st) business day after being deposited into the custody of a nationally recognized overnight delivery service such as Federal Express, addressed to such party at the address specified below; or (d) on the date delivered via e-mail transmission to the e-mail address below, as evidenced by printed confirmation of the successful transmission of the message. For purposes of this Section 10.1, the addresses of the parties for all notices are as follows (unless changed by similar notice in writing given by the particular person whose address is to be changed):

If to Seller:	H2S2 LLC,
Attn: Brian Houstoun

Tel: (512) 694-9068
Fax: ( ) -
Email: bhoustoun@gmail.com

with a copy to:	Darling Milligan PC
1331 17th Street, Suite 800
Denver, Colorado 80202 Attention: Maureen Dunn Tel: (303) 623-9133
Fax: (303) 623-9129
Email: mdunn@darlingmilligan.com

If to Purchaser:	600 East 8th Street Whitefish MT 59937
Attn: Mario Marsillo Jr. Tel: (833) 420-2637
Email: mmarsillo@accelerize.com

With a copy to:	Dentons US LLP
22 Little West 12th Street New York, NY 10014-1321 Tel: (212) 768-6839
Email: rob.condon@dentons.com

If to Title Company:	Fidelity National Title, National Commercial Services,
1401 17th Street, Suite 480,
Denver, Colorado 80202,
Attention: Ms. Mej Ellsworth, Commercial Escrow Officer, Phone: (303) 942-2204
Email: Mej.ellsworth@fnf.com

10.2Entire Agreement. This Agreement embodies the entire agreement between the parties relative to the subject matter hereof, and there are no oral or written agreements between the parties, nor any representations made by either party relative to the subject matter hereof, which are not expressly set forth herein.

10.3Amendment.   This Agreement may be amended only by a written instrument executed by the party or parties to be bound thereby.

10.4Headings. The captions and headings used in this Agreement are for convenience only and do not in any way limit, amplify, or otherwise modify the provisions of this Agreement.

10.5Time of Essence. Time is of the essence of this Agreement; however, if the final date of any period which is set out in any provision of this Agreement falls on a Saturday, Sunday or legal holiday under the laws of the United States or the State of Colorado, then, in such event, the time of such period shall be extended to the next day which is not a Saturday, Sunday or legal holiday.

10.6Governing Law. This Agreement shall be governed by the laws of the State of Colorado and the laws of the United States pertaining to transactions in such State without regard to choice of law principles. Venue for any litigation arising hereunder shall lie in the City and County of Denver, Colorado.

10.7Successors and Assigns; Assignment. This Agreement shall bind and inure to the benefit of Seller and Purchaser and their respective heirs, executors, administrators, personal and legal representatives, successors and permitted assigns. This Agreement is solely for the benefit of Seller and Purchaser, there are no third party beneficiaries hereof. Any assignment of this Agreement in violation of the foregoing provisions shall be null and void. Notwithstanding anything to the contrary, Purchaser may assign its rights under this Agreement to any entity or entities, without the consent of Seller

10.8Invalid Provision. If any provision of this Agreement is held to be illegal, invalid or unenforceable under present or future laws, such provision shall be fully severable; this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement; and, the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by such illegal, invalid, or unenforceable provision or by its severance from this Agreement.

10.9Attorneys’ Fees. In the event it becomes necessary for either party hereto to file suit to enforce this Agreement or any provision contained herein, the party prevailing in such suit shall be entitled to recover, in addition to all other remedies or damages, as provided herein, reasonable attorneys’ fees incurred in such dispute.

10.10Multiple Counterparts. This Agreement may be executed in a number of identical counterparts which, taken together, shall constitute collectively one agreement; in making proof of this Agreement, it shall not be necessary to produce or account for more than one such counterpart with each party’s signature.

10.11Effective Date. As used herein the term “Effective Date” shall mean the date the last of Seller and Purchaser have executed this Agreement (whether in counterparts or not).

10.12Exhibits.   The following exhibits are attached to this Agreement and are incorporated into this Agreement by this reference and made a part hereof for all purposes:

Exhibit A, the legal description of the Land.

Exhibit B, the form of the Deed.

Exhibit C, the form of the Assignment of Contracts.

Exhibit D, the form of the Bill of Sale.

Exhibit E, financing terms.

10.13No Recordation. Seller and Purchaser hereby acknowledge that neither this Agreement nor any memorandum or affidavit thereof shall be recorded in the public records in any County. Should Purchaser ever record or attempt to record this Agreement, or a memorandum or affidavit thereof, or any other similar document, then, notwithstanding anything herein to the contrary, said recordation or attempt at recordation shall constitute a default by Purchaser hereunder, and, in addition to the other remedies provided for herein, Seller shall have the express right to terminate this Agreement by filing a notice of said termination in the county in which the Land is located.

10.14SPECIAL TAXING DISTRICTS. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MILL LEVIES AND EXCESSIVE TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH AN INCREASE IN MILL LEVIES. PURCHASER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MILL LEVIES OF SUCH DISTRICT SERVICING SUCH INDEBTEDNESS, AND THE POTENTIAL FOR AN INCREASE IN SUCH MILL LEVIES. SELLER HEREBY REPRESENTS AND WARRANTS THAT IT HAS NO ACTUAL KNOWLEDGE OF ANY CURRENT PLAN TO INCREASE MILL LEVIES WHICH WOULD IMPACT THE PROPERTY.

10.15Exclusivity. Seller agrees that, from and after the Effective Date, it shall not, directly or indirectly, market the Property for sale, negotiate or otherwise attempt to sell or transfer the Property to any party other than Purchaser, until the termination of this Agreement.

10.16Confidentiality. Purchaser and Seller agree that the terms of this Agreement, as well as the identity of the parties to the transaction contemplated hereby, and all information concerning the Property shall be kept in strictest confidence by Purchaser and Seller, and their respective agents and employees prior to the Closing or earlier termination of this Agreement. Notwithstanding the foregoing, nothing contained herein shall be construed so as to prohibit Purchaser and Seller from making a disclosure (a) to officers, employees, advisors, prospective lenders and investors and those agents, contractors or vendors which need to know in order to assist the Purchaser in its purchase of the Property,

(b)required by law, including any such disclosure required by any federal, state or local governmental agency or court of competent jurisdiction, or (c) any disclosure which is reasonably necessary to protect any such party's interest in any action, suit or proceeding brought by or against such party and relating to the Property or the subject matter of this Agreement. This Section shall survive the Closing or termination of this Agreement.

—Signature page follows—

SELLER:	H2S2 LLC,
a Colorado limited liability company

By:
	Name:	Henry Strazza
	Title:	Manager

PURCHASER:	CFN Real Estate LLC,
a Delaware limited liability company

By:
Name:
Title:

EXHIBIT A

LEGAL DESCRIPTION

LOT A, Recorded Exemption No. 0711-32-01 RECX17-0186, according to the map recorded February 17, 2018 at Reception No. 4375464, being part of the South ½ of the Northeast ¼ of Section 32, Township 7 North, Range 64 West of the 6th P.M.,

Weld County, State of Colorado.

EXHIBIT B

After Recording Return To:

SPECIAL WARRANTY DEED

For valuable consideration, receipt of which is acknowledged, ,

a , whose address is ("Grantor"), hereby

grants,    bargains,     sells     and     conveys     to ,     whose     address     is

    ("Grantee"), that certain real property located in the County of Weld,   State of Colorado, as legally described on Schedule 1 attached hereto and made a part hereof (the "Property") together with all of Grantor's right, title and interest in and to all improvements and structures located thereon and all easements, appurtenances, rights and privileges appertaining to the Property.

The Property is conveyed subject to:

(a)The liens for real property taxes for the calendar year 20 payable; and the Statutory Exceptions.

not yet due and

TO HAVE AND TO HOLD the said Property unto the Grantee, its successors and assigns. The Grantor, for itself and its successors, hereby agrees that it shall WARRANT AND DEFEND the Property in the quiet and peaceable possession of the Grantee, its successors and assigns, against all and every person claiming the whole or any part thereof, by, through or under the Grantor.

IN WITNESS WHEREOF, Grantor has caused its duly authorized representative to execute this instrument as of the date hereinafter written.

DATED: , 20

 , a

By:  Name:  Title:

STATE OF COLORADO)

) ss.

COUNTY OF _)

The foregoing instrument was acknowledged before me this day of ,

20    ,by  as  of

 , a .

WITNESS my hand and official seal.

My commission expires:

Notary Public

SCHEDULE 1

TO SPECIAL WARRANTY DEED

Legal Description

EXHIBIT C

ASSIGNMENT OF CONTRACTS

[TO BE ADDED]

SCHEDULE 1

TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

Legal Description

SCHEDULE 2

TO ASSIGNMENT AND ASSUMPTION OF CONTRACTS

List of Contracts

EXHIBIT D

BILL OF SALE

KNOW ALL MEN BY THESE PRESENTS, that , a

 , whose address is ("Seller"), for and in consideration of the sum of $10.00 and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, paid by    , a    , whose address is

  ("Purchaser"), has granted, bargained, sold, transferred, and delivered, and does grant, bargain, sell, convey, transfer, assign and deliver unto Purchaser, its successors and assigns, all of Seller's right, title, and interest in and to (i) all those items of Personal Property identified on Schedule 2 attached hereto (collectively, the “Tangible Personal Property”), if any, owned by Seller and located on or about the Land described on Schedule 1, as that term is defined in that certain Purchase and Sale Agreement (the “Agreement”) dated

 , between Seller and as the original named Purchaser, and all intangible property (collectively, the “Intangible Property”), if any, owned by Seller and pertaining to the Land described on Schedule 1, or the Tangible Personal Property including, without limitation, plans and specifications, engineering plans and studies, permits and licenses, zoning, site plan and plat approvals, if any, the name “Wadsworth Station PUD” (to the extent owned by Seller) and any development rights associated with the Land.

To have and to hold the Tangible and Intangible Personal Property unto the Purchaser, its successors and assigns. Seller hereby agrees that it shall warrant and defend said Tangible and Intangible Personal Property in the quiet and peaceable possession of the Purchaser, its successors and assigns, against all and every person claiming the whole or any part thereof, by, through or under the Seller.

IN WITNESS WHEREOF, Seller has executed this Bill of Sale effective as of

 , 20 .

 , a

By:  Name:  Title:

SCHEDULE 1

TO BILL OF SALE

Legal Description

SCHEDULE 2

TO BILL OF SALE

Personal Property

•2018 IEC-Thermo Industrial Dryer

•Dryer Feed, conveyors and improvements

•Hammermill

•Hammermill Platform

•Industrial Racking

•Bale Hugger

•Bale Slicer

•Generator

EXHIBIT E

FINANCING TERMS

Two (2) year term, interest only note, with monthly interest payments equivalent to 9% interest rate. There will be no penalties for early payment. This loan will be secured with a standard deed of trust against the property.